MANAGEMENT AGREEMENT

Mutual Funds Series Trust

On behalf of the Catalyst Funds

Exhibit 1

Percentage of Average

Fund                                                                              Daily Net Assets

Catalyst Small-Cap Insider Buying Fund                           1.25%

Catalyst Hedged Insider Buying Fund                               1.25%

Catalyst Insider Buying Fund                                         1.00%

Catalyst/SMH High Income Fund                                    1.00%

Catalyst/SMH Total Return Income Fund                         1.00%

Catalyst/Groesbeck Growth of Income Fund                     1.00%

Catalyst/MAP Global Total Return Income Fund              1.00%

Catalyst/MAP Global Capital Appreciation Fund              1.00%

Catalyst Dynamic Alpha Fund                                         1.00%

Catalyst/CP World Equity Fund*                                      1.00%

Catalyst/CP Focus Large Cap Fund*                               1.00%

Catalyst/CP Focus Mid Cap Fund*                                  1.00%

Catalyst Insider Long-Short Fund                                     1.25%

Catalyst Event Arbitrage Fund                                         1.25%

Catalyst/Lyons Tactical Allocation Fund                           1.25%

Catalyst/Lyons Hedged Premium Return Fund*                1.25%

Catalyst/Princeton Floating Rate Income Fund*                1.00%

Catalyst Hedged Futures Strategy Fund*                          1.75%

Catalyst/EquityCompass Buyback Strategy Fund *             1.00%

Catalyst Macro Strategy Fund*                                         1.50%

Catalyst Activist Investor Fund*                                        1.25%

Catalyst Insider Income Fund*                                          1.00%

Catalyst Intelligent Alternative Fund*                               1.50%

Catalyst/Stone Beach Income Opportunity Fund*               1.25%

Catalyst/Groesbeck Aggressive Growth Fund*                   1.00%

Catalyst Time Value Trading Fund*                                 1.75%

Catalyst/Princeton Hedged Income Fund *                        1.25%

Catalyst/Princeton Credit Opportunity Fund*                     1.50%

Catalyst MLP & Infrastructure Fund*                              1.25%

Catalyst/Auctos Managed Futures Multi-Strategy Fund*    1.75%

Catalyst IPOx Allocation Fund*                                        1.50%

Catalyst Hedged Commodity Strategy Fund*                     1.75%

* For purposes of Section 10 of the Agreement, the execution date of the applicable Exhibit I for the Fund shall be deemed to be the date on which the Fund commences or commenced investment operations.

As amended: May 21, 2015

Mutual Fund Series Trust

By: /s/ Tobias Caldwell

Print Name: Tobias Caldwell

Title: Trustee

Catalyst Capital Advisors LLC

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: CEO